EXHIBIT 4.1

THE GOLDMAN SACHS GROUP, INC.,
as Issuer

TO

THE BANK OF NEW YORK,
as Trustee

Supplemental Indenture

Dated as of February 20, 2004

$2,835,052,000

6.345% Junior Subordinated Debentures Due February 15, 2034

-i-

     SUPPLEMENTAL INDENTURE, dated as of February 20, 2004, between The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), having its principal office at 85 Broad Street, New York, New York 10004, and The Bank of New York, a New York banking corporation, as Trustee, to the Subordinated Debt Indenture, dated as of February 20, 2004, between the Company and the Trustee (the “Original Indenture”).

W I T N E S S E T H :

     WHEREAS, the Original Indenture provides for the issuance from time to time thereunder, in one or more series, of unsecured debentures, notes or other evidence of indebtedness of the Company, and Section 301 of the Original Indenture provides for the establishment of the form or terms of Securities of any series issued thereunder, and any additions to, changes in or eliminations of any provisions of the Original Indenture in respect of such series as provided therein, through one or more supplemental indentures;

     WHEREAS, the Company desires by this Supplemental Indenture to (1) create a series of Securities to be issuable under the Original Indenture, as supplemented by this Supplemental Indenture, and to be known as the Company’s 6.345% Junior Subordinated Debentures Due February 15, 2034, which are to be limited in aggregate principal amount as specified in this Supplemental Indenture and the terms and provisions of which are to be as specified in this Supplemental Indenture, and (2) to add to, change or eliminate specified provisions of the Original Indenture solely insofar as they apply to the Subordinated Indentures and the Holders thereof;

     WHEREAS, the Junior Subordinated Debentures shall be issued to evidence loans made to the Company of the proceeds from the issuance by the Issuer Trust of 6.345% preferred undivided beneficial interests in the Issuer Trust issued pursuant to the Trust Agreement (as they may be amended from time to time, the “Capital Securities”) and common undivided beneficial interests in the Issuer Trust issued pursuant to the Trust Agreement (as they may be amended from time to time, the “Common Securities” and, together with the Capital Securities, the “Trust Securities”);

     WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the Junior Subordinated Debentures as a series of Securities under the Original Indenture and to provide for, among other things, the issuance of and the form and terms of the Junior Subordinated Debentures and additions to, changes in or eliminations of specified provisions of the Original Indenture solely insofar as they apply to the Junior Subordinated Debentures and the Holders thereof; and

     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement according to its terms have been done.

     NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Junior Subordinated Debentures by the Holders thereof and for the purpose of setting forth, as provided in the Original Indenture, the form of the Junior

Subordinated Debentures and the terms, provisions and conditions thereof (including additions to, changes in and eliminations of specified provisions of the Original Indenture as aforesaid), the Company covenants and agrees with the Trustee as follows:

ARTICLE ONE

DEFINITIONS

Section 1.1 Provisions of the Indenture

     Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Indenture shall remain in full force and effect. The Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Junior Subordinated Debentures authenticated and delivered under the Indenture (and every holder of Senior Debt with respect to the Junior Subordinated Debentures) shall be bound hereby.

Section 1.2 Definitions

     For all purposes of this Supplemental Indenture and the Junior Subordinated Debentures, except as herein otherwise expressly provided or unless the subject matter or context hereof otherwise requires:

          (a) any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Supplemental Indenture;

          (b) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

          (c) all terms used in this Supplemental Indenture that are defined in the Indenture have the meanings assigned to them in the Indenture, except as otherwise provided in this Supplemental Indenture;

          (d) the term “Securities” as defined in the Indenture and as used in any definition therein, shall be deemed to include or refer to, as applicable, the Junior Subordinated Debentures; and

          (e) the following terms have the meanings given to them in this Section 1.2:

     “Additional Amounts” has the meaning set forth in the Trust Agreement.

     “Additional Interest” has the meaning set forth in Section 2.1.

     “Additional Sums” has the meaning set forth in Section 2.11.

     “Additional Taxes” means the sum of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject from time to time as a result of a Tax Event.

     “Administrative Trustees” has the meaning set forth in the Trust Agreement.

     “Allocable Amounts”, when used with respect to any Senior Subordinated Indebtedness, means the amount necessary to pay all principal of (and premium, if any) and interest, if any, on such Senior Subordinated Indebtedness in full less, if applicable, any portion of such amount which would have been paid to, and retained by, the holders of such Senior Subordinated Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Subordinated Indebtedness from the Company, the trustee in respect thereof or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Subordinated Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Subordinated Indebtedness) but for the fact that such Senior Subordinated Indebtedness is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

     “Capital Securities” has the meaning specified in the third recital of this Supplemental Indenture.

     “Common Securities” has the meaning specified in the third recital of this Supplemental Indenture.

     “Comparable Treasury Issue” means, with respect to any Redemption Date, the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from such Redemption Date to February 15, 2034 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to this time period; provided, however, that if no U.S. Treasury security has a maturity which is within a period from three months before to three months after February 15, 2034, the two most closely corresponding U.S. Treasury securities, as selected by the Quotation Agent, will be used as the Comparable Treasury Issue.

     “Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations, in either case (a) or (b) as determined by the Trustee.

     “Defaulted Interest” means (1) a regular installment of interest that first becomes due and payable on the Junior Subordinated Debentures on an Interest Payment Date that does not fall during an Extension Period, but as to which payment is not made or duly provided for on such Interest Payment Date, and (2) a regular installment of interest that would otherwise first become due and payable on the Junior Subordinated Debentures on an Interest Payment Date that falls during an Extension Period, but which, because of the deferral of interest during such period, does not first become due and payable until the day on which such period ends, and as to which payment is not made or duly provided for on the day such period ends. Defaulted Interest does not include Other Interest, Additional Interest or any other interest.

     “Deferred Interest” means a regular installment of interest that would otherwise first become due and payable on the Junior Subordinated Debentures on an Interest Payment Date that falls during an Extension Period, but which, because of the deferral of interest during such period, does not first become due and payable until the day on which such period ends. Deferred Interest does not become Defaulted Interest unless and until payment thereof becomes due on the day the relevant Extension Period ends and is not made or duly provided for on such day (whereupon it ceases to be Deferred Interest and becomes Defaulted Interest). Deferred Interest does not include Additional Interest, Other Interest or any other Interest.

     “Delaware Trustee” means, at any time, the commercial bank or trust company that is then the Delaware Trustee pursuant to the Trust Agreement, solely in its capacity as Delaware Trustee under the Trust Agreement and not in its individual capacity.

     “Distributions” means amounts payable in respect of the Capital Securities as provided in the Trust Agreement and referred to therein as “Distributions”.

     “Extension Period” has the meaning set forth in Section 2.3.

     “Goldman Sachs Guarantee” means the guarantee by the Company of distributions on the Capital Securities to the extent provided in the Guarantee Agreement.

     “Guarantee Agreement” means the Guarantee Agreement, dated as of February 20, 2004, between the Company and The Bank of New York, as trustee, as it may be amended from time to time.

     “Holder”, solely when used with respect to the Capital Securities, has the meaning set forth in the Trust Agreement.

     “Indenture” means the Original Indenture as originally executed, as it is supplemented and amended by this instrument and as it may from time to time be further supplemented or amended by one or more other indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including, for all purposes of such instrument, this instrument and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern such instrument, this instrument and any such other supplemental indenture, respectively. The term

“Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301 thereof.

     “Investment Company Event” means the receipt by the Issuer Trust of an Opinion of Counsel experienced in such matters that states that, as a result of an amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or governmental agency or regulatory authority thereof or therein, or as a result of any official administrative pronouncement (including any interpretation, release, no-action letter, regulatory procedure, notice or announcement (including any notice or announcement of an intent to adopt any interpretation, procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving the Company or the Issuer Trust or is subject to review or appeal, which amendment or change is effective, or which pronouncement, action or decision is announced or occurs, on or after the date of the issuance of the Capital Securities, there is more than an insubstantial risk that the Issuer Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940.

     “Issuer Trust” has the meaning set forth in the Trust Agreement and includes any assignee thereof or successor thereto permitted under the Trust Agreement (and on the date hereof is Goldman Sachs Capital I).

     “Issuer Trustees” means the Administrative Trustees, the Delaware Trustee and the Property Trustee.

     “Junior Subordinated Debentures” means the series of Securities identified in Section 2.1, as they may be amended from time to time.

     “Junior Subordinated Indebtedness” means any obligation of the Company to its creditors, whether now outstanding or subsequently incurred, as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is subordinated and junior in right of payment to Senior Debt pursuant to subordination provisions (including the definition of Senior Debt) substantially similar to those set forth in the Indenture with respect to the Junior Subordinated Debentures. “Junior Subordinated Indebtedness” includes the Junior Subordinated Debentures.

     “Liquidation Amount” has the meaning set forth in the Trust Agreement.

     “Opinion of Counsel” has the meaning set forth in the Trust Agreement.

     “Other Amounts” has the meaning set forth in the Trust Agreement.

     “Other Interest” has the meaning set forth in Section 2.1.

     “Outstanding”, solely when used with respect to the Capital Securities, has the meaning set forth in the Trust Agreement.

     “Premium” has the meaning assigned in Section 2.14.

     “Property Trustee” means, at any time, the commercial bank or trust company (or other Person) that is then the Property Trustee pursuant to the Trust Agreement, solely in its capacity as Property Trustee under the Trust Agreement and not in its individual capacity.

     “Quotation Agent” means Goldman, Sachs & Co. or, if Goldman, Sachs & Co. ceases to be a primary U.S. Government securities dealer in New York City (or for any reason ceases to be the Quotation Agent), such other primary U.S. Government securities dealer selected by the Company.

     “Reference Treasury Dealer” means (1) the Quotation Agent and (2) any other primary U.S. Government securities dealer selected by the Quotation Agent after consultation with the Company.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     “Senior Debt” means (i) Senior Indebtedness (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business) and (ii) the Allocable Amounts of Senior Subordinated Indebtedness. For purposes of determining “Senior Debt” with respect to the Junior Subordinated Debentures, accrued liabilities arising in the ordinary course of business shall not include indebtedness for money borrowed.

     “Senior Indebtedness” means any obligation of the Company to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not Senior Indebtedness; provided that Senior Indebtedness does not include Senior Subordinated Indebtedness or Junior Subordinated Indebtedness.

     “Senior Subordinated Indebtedness” means any obligation of the Company to its creditors, whether now outstanding or subsequently incurred, as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is subordinate and junior in right of payment to Senior Indebtedness pursuant to subordination provisions (including the definition of “Senior Indebtedness”) that are not substantially similar to those applicable to the Junior Subordinated Debentures (provided that the obligation is not subordinate and junior in right of payment to Junior Subordinated Indebtedness).

     “Tax Event” means the receipt by the Issuer Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement (including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt any procedures or regulations)) or action or judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving the Company or the Issuer Trust or is subject to review or appeal, which amendment or change is effective, or which pronouncement, action or decision is announced or occurs, on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that:

     (1) the Issuer Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debentures by the Issuer Trust,

     (2) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such Opinion of Counsel, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or

     (3) the Issuer Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     “Treasury Rate” means (1) the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the time period from the Redemption Date to February 15, 2034, or if no maturity is within three months before or after this time period, yields for the two published maturities most closely corresponding to this time period will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month, or (2) if the release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for the Redemption Date, in

each case (1) and (2) as determined by the Quotation Agent on the third Business Day preceding the Redemption Date.

     “Trust Agreement” means the Amended and Restated Trust Agreement, dated as of February 20, 2004, among the Company, the Property Trustee, the Administrative Trustees, the Delaware Trustee and the holders of the Trust Securities, as amended from time to time.

     “Trust Securities” has the meaning specified in the third recital of this Supplemental Indenture.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS ON THE NOTES

Section 2.1 Designation and Principal Amount

     There is hereby authorized and established pursuant to Section 301 of the Indenture a series of Securities designated the 6.345% Junior Subordinated Debentures Due February 15, 2034 (the “Junior Subordinated Debentures”), in an aggregate principal amount of $2,835,052,000 and having the terms provided for herein (including Annex A hereto). The principal of the Junior Subordinated Debentures shall be due and payable at the Stated Maturity.

     The aggregate principal amount of the Junior Subordinated Debentures shall be limited to such specified amount (except for Securities of the kind contemplated by Section 301(2) of the Indenture).

     The Junior Subordinated Debentures shall be known and designated as the “6.345% Junior Subordinated Debentures Due February 15, 2004” of the Company. Their Stated Maturity shall be February 15, 2034 and they shall bear interest at the rate of 6.345% per annum, from February 20, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on February 15 and August 15, commencing August 15, 2004, until the principal thereof is paid or made available for payment, subject to deferral in Section 2.3. Notwithstanding the foregoing, any Interest Payment Date that would otherwise be a day that is not a Business Day shall instead be the next succeeding Business Day, unless such next succeeding Business Day would fall in a different calendar year, in which case such Interest Payment Date shall be the next preceding Business Day.

     Any Defaulted Interest shall also bear interest at the rate of 6.345% per annum (“Other Interest”), from the day such Defaulted Interest becomes due and payable to the day payment thereof is made or duly provided for and shall be payable on demand, provided that Other Interest shall accrue and be payable only to the extent that such accrual and payment are legally enforceable and are not duplicative of other amounts and payment thereof shall be subject to deferral in Section 2.3. Any Deferred Interest shall also bear interest at the rate of 6.345% per annum (“Additional Interest”), from the Interest Payment Date on which such Deferred Interest would otherwise first become due and payable but for the fact that such date falls during an Extension Period to the day on which such period ends (whether or not payment of such Deferred Interest is made or duly provided for on such day), and shall be due and payable together with such Deferred Interest on such day, as if such day were the scheduled Interest Payment Date for such Deferred Interest (and the record date and payment provisions shall apply thereto accordingly), provided that Additional Interest shall accrue and be payable only to the extent that such accrual and payment are legally enforceable and are not duplicative of other amounts and shall be subject to deferral in Section 2.3. (No interest shall accrue or be payable on any interest that has accrued in respect of the Junior Subordinated Debentures, except for Other Interest and Additional Interest, which shall accrue and be payable only on Defaulted Interest and Deferred Interest, respectively (and not on Other Interest, Additional Interest or any other amount) and only to the extent provided in this Section and Section 2.3.)

     The Regular Record Date for the interest payable on any Interest Payment Date is the close of business on the Business Day next preceding the Interest Payment Date if the Junior Subordinated Debentures are then represented by a Global Security and is in all other cases the close of business (or 5:00 P.M., New York City time, if the Regular Record Date is not a Business Day) on February 1 and August 1, as the case may be, next preceding the relevant Interest Payment Date (subject to Section 307 of the Indenture). Interest on the Junior Subordinated Debentures shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any partial month in a period.

     The Junior Subordinated Debentures shall be subject to redemption as provided in Section 2.14.

     The indebtedness evidenced by the Junior Subordinated Debentures shall be, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt. Solely with respect to the subordination of the Junior Subordinated Debentures, “Senior Debt” shall have the meaning set forth in Section 1.2.

     The Junior Subordinated Debentures shall be in substantially the form set forth in Annex A hereto, with such appropriate insertions, notations, legends and other variations as are required or permitted by the Indenture.

     The Junior Subordinated Debentures and the rights and duties of the Company, the Trustee, any Paying Agent, the Holders thereof (and of the Securities of any other series), the holders of Senior Debt in respect of the Junior Subordinated Debentures and the Holders of Capital Securities shall be subject to and governed by the Indenture (including as it has been amended and supplemented by this Supplemental Indenture and as it may be hereinafter amended or supplemented by any indenture supplemental thereto pursuant to the applicable provisions thereof) insofar as the Indenture shall be applicable.

     The provisions for Defeasance and Covenant Defeasance in Article XIII of the Indenture shall not apply to the Junior Subordinated Debentures.

     Any payment of principal, premium or interest in respect of the Junior Subordinated Debentures that would otherwise be due on a day that is not a Business Day may be made on the next succeeding Business Day, unless such next succeeding Business Day would fall in a different calendar year, in which case such payment may be made on the next preceding Business Day, in each case with the same force and effect as if made on the original date (and with no interest or penalty payable in respect of any such change in payment date). To the extent that this paragraph is inconsistent with Section 113 of the Indenture, this paragraph shall apply to the Junior Subordinated Debentures in lieu of said Section 113.

     The Junior Subordinated Debentures shall initially not be issued in the form of a Global Security. However, at any time after the date hereof, upon the request of the Property Trustee at a time when the Property Trustee is the Holder of all the Outstanding Junior Subordinated Debentures and the approval of the Company, the Junior Subordinated Debentures may be exchanged pursuant to Section 305 of the Indenture for a like principal amount of Junior Subordinated Debentures in the form of one or more Global Securities. Any such Global Securities shall be substantially in the form of Annex A hereto, with the appropriate legends and other insertions made as indicated in Annex A.

     To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under the Indenture and a trustee under the Trust Agreement and the Guarantee Agreement.

Section 2.2 Notices to Trustee and Company by Capital Securities Holders

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders of Junior Subordinated Debentures or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with,

     (1) the Trustee by any Holder of Capital Securities shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

     (2) the Company by any Holder of Capital Securities shall be sufficient for every purpose hereunder (unless otherwise expressly provided in the Indenture) if in writing and mailed, first-class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of the Indenture or at any other address previously furnished in writing to the Trustee by the Company.

Section 2.3 Deferrals of Interest Payment Dates

     So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of the Junior Subordinated Debentures, and from time to time, to defer the payment of interest on the Junior Subordinated Debentures for a period of up to 10 consecutive semi-annual interest periods (each, an “Extension Period”) during which Extension Period the Company shall have the right to make partial or no payments of interest on any Interest Payment Date; provided, however, that no Extension Period shall extend beyond the Maturity of the principal of the Junior Subordinated Debentures and provided, further, that during any such Extension Period, the Company shall comply with Section 2.12 as applicable. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Junior Subordinated Debentures as provided below. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall extend beyond 10 consecutive semi-annual interest periods or beyond the Maturity of the principal of the Junior Subordinated Debentures. Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest then due, the Company may elect to begin a new Extension Period, subject to the above conditions.

     No interest shall be due and payable during an Extension Period, except at the end thereof and non-payment of interest during an Extension Period shall not result in any default under the Indenture (and any default in the payment of interest that has occurred but has not become an Event of Default prior to such Extension Period shall be deemed cured until such period ends). The preceding sentence shall apply (i) to Deferred Interest and Additional Interest, and (ii) to Defaulted Interest and Other Interest so that, upon commencement of such Extension Period, all such interest described in clauses (i) and (ii) shall be deferred and shall not become, or shall cease to be, as applicable, due and payable until the end of such Extension Period for all purposes of the Junior Subordinated Debentures and the Indenture (including for purposes of determining whether any default or Event of Default has occurred). During an Extension Period, (a) Additional Interest shall accrue on Deferred Interest that would otherwise have first become due and payable on an Interest Payment Date during such period, from such Interest Payment Date to the day on which such period ends, and shall become due and payable on such day to the Person to whom such Deferred Interest is payable, and (b) Other Interest shall continue to accrue on any Defaulted Interest that has not been paid or duly provided for, but shall cease to be due and payable when the Extension Period begins and shall become due and payable upon demand after such period ends (the corresponding Defaulted Interest shall also cease to be due and payable when the Extension Period begins until it ends), in each case (a) and (b), subject to any further deferral pursuant to this Section and to Section 307 of the Indenture and only to the extent that payment of such interest is legally enforceable and is not duplicative.

     The Company shall give the Issuer Trustees notice of its election to begin any such Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on Junior Subordinated Debentures would be payable but for such deferral or, so long as the Junior Subordinated Debentures are held by the Issuer Trust, prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities would become payable but for such deferral or (ii) the date the Property Trustee is required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of the Capital Securities of the record date or payment date for such Distributions, but in any event not less than one Business Day prior to such record date.

     The Trustee, at the expense of the Company, shall promptly give notice of the Company’s election to begin any such Extension Period to the Holders of the Junior Subordinated Debentures.

Section 2.4 Rights of Set-Off

     The Company shall have the right to set-off any payment it is otherwise required to make hereunder in respect of any Junior Subordinated Debenture to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Goldman Sachs Guarantee relating to the Capital Securities or under Section 508 of the Indenture.

Section 2.5 Acceleration of Maturity; Rescission and Annulment

     Notwithstanding Section 502 of the Indenture, if an Event of Default with respect to the Junior Subordinated Debentures (other than an Event of Default specified in Section 501(5) or 501(6) of the Indenture) occurs and is continuing, and if the Trustee and the Holders of not less than 25% in aggregate principal amount of the Outstanding Junior Subordinated Debentures fail to declare the principal of all the Junior Subordinated Debentures to be immediately due and payable, the Holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have such right, which they may exercise by giving a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest on all the Junior Subordinated Debentures shall become immediately due and payable. Payment of principal and interest on such Securities shall remain subordinated to the extent provided in Article XIV of the Indenture notwithstanding that such amount shall become immediately due and payable as herein provided.

     At any time after such a declaration of acceleration with respect to the Junior Subordinated Debentures has been made by the Holders of Capital Securities and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have the right to, by written notice to the Company and the Trustee, rescind and annul such declaration and its consequences if:

     (1) The Company has paid or deposited with the Trustee a sum sufficient to pay:

          (A) all overdue interest on all Junior Subordinated Debentures,

          (B) the principal of (and premium, if any, on) any Junior Subordinated Debentures which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate borne by the Junior Subordinated Debentures, and

          (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

     (2) all Events of Default with respect to Junior Subordinated Debentures, other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 of the Indenture.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 2.6 Direct Action by Holders of Capital Securities

     Any Holder of Capital Securities shall have the right, upon the occurrence of an Event of Default with respect to the Junior Subordinated Debentures described in Section 501(1) or 501(2) of the Indenture, to institute a suit directly against the Company for enforcement of payment to such Holder of principal of (premium, if any) and (subject to Section 307 of the Indenture) interest on the Outstanding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Outstanding Capital Securities held by such Holder, in each case in accordance with the Indenture and the Junior Subordinated Debentures.

Section 2.7 Restoration of Rights and Remedies of Holders of Capital Securities

     If any Holder of Capital Securities has instituted any proceeding to enforce any right or remedy under Section 2.6 and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder of Capital Securities, then and in every such case such Holder of Capital Securities shall, subject to any determination in such proceeding, be restored severally and respectively to its former positions hereunder, and thereunder all rights and remedies of the Holders of Capital Securities shall continue as though no such proceeding had been instituted.

Section 2.8 Delay or Omission by Holders of Capital Securities Not Waiver

     No delay or omission of the Holder of any Capital Security to exercise any right or remedy accruing upon any Event of Default pursuant to Section 2.5 or Section 2.6 shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given to the Holders of Capital Securities may be exercised from time to time, and as often as may be deemed expedient, by the Holders of Capital Securities.

Section 2.9 Waiver of Past Defaults by Holders of Capital Securities

     The holders of not less than a majority in Liquidation Amount of the Outstanding Capital Securities may on behalf of the Holders of all Capital Securities waive any past default under the Indenture with respect to the Junior Subordinated Debentures and its consequences except a default:

     (1) in the payment of the principal of (or premium, if any) or interest on any Junior Subordinated Debenture (unless a sum sufficient to pay all overdue interest, premium (if any) and principal due in respect of such Junior Subordinated Debenture otherwise than by acceleration has been deposited with the Trustee), or

     (2) in respect of a covenant or provision of the Indenture which under Section 2.10 cannot be modified or amended without the consent of the Holder of each Outstanding Capital Security.

     Any such waiver shall be deemed to be on behalf of the Holders of all Capital Securities.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 2.10 Supplemental Indentures With Consent of Holders

     Notwithstanding Section 901(10) of the Indenture, so long as any Capital Securities remain Outstanding, no amendment pursuant to Section 901(10) of the Indenture shall be made that adversely affects the Holders of the Capital Securities in any material respect.

     If action is to be taken that, pursuant to Section 902 of the Indenture, would affect the Junior Subordinated Debentures and would require the consent of the Holders of a majority in principal amount of the Outstanding Securities of all series affected by such action, considered together as one class for this purpose, such action shall also require the consent of the Holders of a majority in principal amount of the Outstanding Junior Subordinated Debentures, acting as a separate series.

     Notwithstanding Section 902 of the Indenture or the prior paragraph above, so long as any Capital Securities remain Outstanding, (1) no amendment pursuant to Section 902 of the Indenture shall be made that adversely affects the Holders of the Capital Securities in any material respect (and no termination of, and no waiver of any Event of Default or compliance with any covenant under, the Indenture that adversely affects the Holders of the Capital Securities in any material respect shall be effective) without the prior consent of the Holders of at least a majority of the aggregate Liquidation Amount of the Capital Securities then Outstanding, in each case unless and until the principal (and premium, if any) of the Junior Subordinated Debentures and all accrued and, subject to Section 307 of the Indenture, unpaid interest thereon have been paid or duly provided for in full and (2) no amendment pursuant to Section 902 of the Indenture shall be made to Section 2.6 or this clause (2) of this Section 2.10 that would impair the rights of the Holders of Capital Securities provided in Section 2.6 or this clause (2) without the prior consent of the Holder of each Capital Security then Outstanding affected thereby unless and until the principal (and premium, if any) of the Junior Subordinated Debentures and all accrued and (subject to Section 307 of the Indenture) unpaid interest thereon have been paid or duly provided for in full.

Section 2.11 Additional Sums

     In the case of the Junior Subordinated Debentures, so long as no Event of Default has occurred and is continuing, in the event that (1) the Issuer Trust is the Holder of all of the Junior Subordinated Debentures and (2) a Tax Event shall have occurred and be continuing, the Company shall pay to the Issuer Trust as Holder of the Junior Subordinated Debentures for so long as the Issuer Trust is the registered Holder of any Junior Subordinated Debentures, such additional sums as may be necessary in order that the amount of Distributions (including any Other Amounts and Additional Amounts) paid by the Issuer Trust on the Capital Securities and Common Securities that at any time remain Outstanding in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes (the “Additional Sums”). Whenever in the Indenture or Junior Subordinated Debentures there is a reference in any context to the payment of principal of or interest on the Junior Subordinated Debentures, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made; provided, however, that the deferral of the payment of interest pursuant to Section 2.3 or the Junior Subordinated Debentures shall not defer the payment of any Additional Sums that may be due and payable.

Section 2.12 Additional Covenants

     The Company covenants and agrees with each Holder of Junior Subordinated Debentures that it shall not, and it shall not permit any Subsidiary of the Company to,

(1) declare or pay any dividends or other distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s capital stock, (2) make any payment of principal of or interest or premium, if any, on, or repay, repurchase or redeem, any debt securities of the Company that rank pari passu in all respects with or junior in interest in all respects to the Junior Subordinated Debentures or (3) make any guarantee payments with respect to any guarantee by the Company of debt securities of any Subsidiary of the Company if such guarantee ranks pari passu in all respects with or junior in interest in all respects to the Junior Subordinated Debentures, in each case (1), (2) and (3) other than:

          (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants of the Company or any Subsidiary or Affiliate, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or representing a right to acquire such stock) as consideration in an acquisition transaction entered into prior to the Extension Period,

          (B) as a result of an exchange or conversion of any class or series of the capital stock of the Company or any subsidiary of the Company or any other indebtedness for any class or series of the capital stock,

          (C) the purchase or other acquisition of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or resulting from a reclassification of the Company’s capital stock,

          (D) any declaration of a dividend in connection with the implementation or amendment of the Company shareholders’ rights plan (or any successor thereto), or the issuance of rights, stock or other property under any such rights plan, or the redemption or repurchase of rights pursuant thereto,

          (E) any dividend, liquidation payment or other distribution in the form of stock, warrants, options or other rights where the stock being distributed or issuable upon exercise of such warrants, options or other rights is the same stock as that on which the distribution is being made or ranks pari passu with or junior in interest to such stock, or

          (F) payments under the Goldman Sachs Guarantee,

in each case (1), (2) and (3) if at such time the Company shall have given notice of its election to begin an Extension Period with respect to the Junior Subordinated Debentures as provided herein and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. For purposes hereof, the Company’s Senior

Debt shall not be deemed to be pari passu with or junior in interest to the Junior Subordinated Debentures.

     The Company also covenants with each Holder of Outstanding Capital Securities (1) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company’s ownership of such Common Securities; (2) as holder of the Common Securities, not to voluntarily terminate, wind-up or liquidate the Issuer Trust, except in connection with a distribution of the Junior Subordinated Debentures to the Holders of Capital Securities in liquidation of the Issuer Trust or in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement; and (3) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

Section 2.13 Election to Redeem; Notice to Trustee

     The election of the Company to redeem any Junior Subordinated Debentures shall be authorized by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of any of the Junior Subordinated Debentures, the Company shall, not less than 30 nor more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee and the Property Trustee of such date and of the principal amount of Junior Subordinated Debentures to be redeemed and provide the additional information required to be included in the notice or notices contemplated by Section 1104 of the Indenture.

Section 2.14 Right of Redemption

     The Company, at its option, may redeem the Junior Subordinated Debentures (1) in whole at any time or in part at any time and from time to time, other than during an Extension Period (unless the redemption would apply to all remaining Junior Subordinated Debentures), or (2) in whole (but not in part) at any time within 90 days following the occurrence of a Tax Event or Investment Company Event, in each case (1) and (2) at a Redemption Price equal to the greater of (A) 100% of the principal amount of the Junior Subordinated Debentures being redeemed, and (B) the amount, if any, as determined by the Quotation Agent, equal to the sum of the present values of scheduled payments of principal and interest from the Redemption Date to February 15, 2034 on the Junior Subordinated Debentures being redeemed, discounted to the Redemption Date on a semi-annual basis at a discount rate equal to the Treasury Rate plus a spread of 0.50%, in the case of a redemption pursuant to Clause (2) above, or plus a spread of 0.20%, in the case of a redemption pursuant to Clause (1) above (the amount, if any, by which the amount determined in accordance with this Clause (B) exceeds the amount determined in accordance with Clause (A) above shall be the “Premium”), plus, in either case (A) or (B), accrued and unpaid interest on the Junior Subordinated Debentures being redeemed to the Redemption Date (it being understood that any such accrued and unpaid interest is not part of the Redemption Price).

     All determinations contemplated herein to be made by the Quotation Agent with regard to the Redemption Price may be made by the Quotation Agent in its good faith discretion, and any such determinations made by the Quotation Agent shall, absent manifest error, be final and binding on all concerned.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 3.1 Separability of Invalid Provisions

     In case any one or more of the provisions of this Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Supplemental Indenture shall be construed as if such provision had never been contained herein.

Section 3.2 Execution in Counterparts

     This Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 3.3 Benefits of Indenture for Holders of Capital Securities

     Notwithstanding Section 111 of the Indenture, the Holders of Capital Securities shall have such rights and benefits, but only such rights and benefits, under the Indenture and the Junior Subordinated Debentures as are specified in Sections 2.5, 2.6, 2.7, 2.8, 2.9 and 2.10. Such rights and benefits shall terminate with respect to each Capital Security and Holder thereof when such Capital Security is no longer Outstanding or when a Like Amount of Junior Subordinated Debentures have been exchanged (or duly made available for exchange) for such Capital Security pursuant to the Trust Agreement. Without limiting the effect of Section 6.1 of the Trust Agreement, nothing herein or in the Junior Subordinated Debentures shall impair the rights and benefits afforded to the Holders of the Junior Subordinated Debentures under the Indenture and such Securities, even if such rights and benefits overlap, conflict with or otherwise differ from those afforded to the Holders of Capital Securities hereunder. Subject to the foregoing, Section 111 of the Indenture shall remain in full force and effect with respect to the Junior Subordinated Debentures and the Indenture as it applies to the Junior Subordinated Debentures.

Section 3.4 Governing Law

     This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

THE GOLDMAN SACHS GROUP, INC.

	By	/s/ Veronica Foo

Attest: /s/ Matthew E. Tropp

THE BANK OF NEW YORK, as Trustee

	By	/s/ Thomas E. Tabor

Attest: /s/ Vanessa Mack

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 20th day of February , 2004, before me personally came Veronica Foo, to me known, who, being by me duly sworn, did depose and say that he is Assistant Treasurer of The Goldman Sachs Group, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Christine S. Thomas

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 20th day of February , 2004, before me personally came Thomas E. Tabor, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Marion Papadogonas

EXHIBIT A

FORM OF JUNIOR SUBORDINATED DEBENTURE

Registered No. [ ]	CUSIP No. [ ]

(FACE OF SECURITY)

     [IF APPLICABLE, INSERT: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

     [IF APPLICABLE, INSERT: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE GOLDMAN SACHS GROUP, INC.

6.345% Junior Subordinated Debentures Due February 15, 2034

     The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [           ], or its registered assigns, the principal sum of [           ] Dollars on February 15, 2034, and to pay interest thereon from February 20, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing August 15, 2004, and at the Maturity thereof, at the rate of 6.345% per annum, until the principal hereof is paid or made available for payment, provided that any such regular installment of interest which is overdue shall bear interest at the rate of 6.345% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand, subject to the deferral and other provisions below and in the Indenture. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business (or 5:00 P.M., New York City time, if the Regular Record Date is not a Business Day) on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (or, if the Junior Subordinated Debentures are then represented by a Global Security, the close of business on the Business Day next preceding such Interest Payment Date). Any such interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of this Security, and from time to time, to defer the payment of interest on this Security (including any interest on overdue installments of interest) for a period of up to 10 consecutive semi-annual interest periods (each, an “Extension Period”) during which Extension Period the Company shall have the right to make no or partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on this Security; provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security; provided, further, that during any such Extension Period, the Company shall comply with certain covenants contained in the Indenture, as applicable. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall extend beyond 10 consecutive semi-annual interest periods or beyond the Stated Maturity of the principal of this Security. Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest then due, the Company may elect to begin a new Extension Period, subject to the above conditions.

     No interest shall be due and payable during an Extension Period, except at the end thereof, and non-payment of interest during an Extension Period shall not result in any default under the Indenture (and any default in the payment of interest that has accrued but has not become an Event of Default prior to such Extension Period shall be deemed cured until such period ends). Upon commencement of such Extension Period, all interest (including any interest that becomes due and payable prior to the period or would otherwise become due and payable during the period) shall be deferred and shall not become, or shall cease to be, as applicable, due and payable until the end of such Extension Period for all purposes of the Indenture, as more fully provided in the Indenture. During an Extension Period, (1) Additional Interest shall accrue at the rate per annum described above on regular installments of interest that would otherwise first become due and payable on an Interest Payment Date during such period (but shall not accrue on any other amount, including Additional Interest or Other Interest), from such Interest Payment Date to the day on which such period ends, and (2) Other Interest shall continue to accrue at the rate per annum described above on any regular installment of interest that has first become due and payable on an Interest Payment Date prior to such period (or when a prior Extension Period ends) but has not been duly paid or provided for (but shall not accrue on any other amount, including any Additional Interest or Other Interest), and shall become due and payable on demand at any time after such period ends, in each case (1) and (2), subject to any further deferral and as more fully described in the Indenture and only to the extent that payment of such interest is legally enforceable and is not duplicative.

     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal thereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that if this Security is a Global Security, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

The Goldman Sachs Group, Inc.

By:

Name:
Title:

     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

The Bank of New York, as Trustee

By:

Authorized Signatory

(REVERSE OF SECURITY)

     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Subordinated Debt Indenture, dated as of February 20, 2004, as amended and supplemented by a Supplemental Indenture, dated as of February 20, 2004 (herein called the “Indenture”, which term shall have the meaning assigned to it in such first-specified instrument and shall include each supplemental indenture), between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt, the Holders of the Securities and the holders of Capital Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $2,835,052,000.

     The Company, at its option, may redeem this Security (1) in whole at any time or in part at any time and from time to time, other than during an Extension Period (unless the redemption would apply to all remaining Securities of this Series), or (2) in whole (but not in part) at any time within 90 days following the occurrence of a Tax Event or Investment Company Event, in each case at a Redemption Price equal to the greater of (A) 100% of the principal amount of this Security (or portion hereof) being redeemed, and (B) the amount, if any, as determined by the Quotation Agent, equal to the sum of the present values of scheduled payments of principal and interest from the Redemption Date to February 15, 2034 on this Security (or portion hereof) being redeemed, discounted to the Redemption Date on a semi-annual basis at a discount rate equal to the Treasury Rate plus a spread of 0.50%, in the case of a redemption pursuant to Clause (2) above, or plus a spread of 0.20%, in the case of a redemption pursuant to Clause (1) above, plus, in either case (A) or (B), accrued and unpaid interest on this Security (or portion hereof) being redeemed to the Redemption Date.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (iii) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided and subject to the rights of the holders of Capital Securities referenced below, the amendment thereof, and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture, at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). Subject to such rights of the holders of Capital Securities, the Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     The Indenture provides that the holders of the 6.345% capital securities issued by Goldman Sachs Capital I, a Delaware statutory business trust, and guaranteed to the extent provided therein by the Company (the “Capital Securities”) have certain rights under the Indenture and the Securities of this series. Among other things, the holders of the Capital Securities shall have the right (1) upon an Event of Default in the payment of principal or interest in respect of the Securities of this series, to institute suit directly against the Company for enforcement of such payment to such holders of Capital Securities, (2) upon an Event of Default with respect to the Securities of this series, to declare the principal of the Securities of this series due and payable if the Trustee and the Holders of the Securities of this series do not do so and (3) to waive certain past defaults with respect to the Securities of this series, and no modification of the Indenture that would adversely affect the interests of the holders of the Capital Securities in any material respect may be approved by the Holders of the Securities of this or any other series without the consent of the holders of at least a majority in liquidation amount of the outstanding Capital Securities, all as more fully provided in the Indenture.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     [If applicable, insert: This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.]

     This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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